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                                                                      EXHIBIT 21

                            PIONEER COMPANIES, INC.

                                  SUBSIDIARIES

                      NAME OF COMPANY                          JURISDICTION
                      ---------------                          ------------
Pioneer Americas Acquisition Corp...........................    Delaware
  Pioneer Americas, Inc.....................................    Delaware
     All-Pure Chemical Co...................................   California
       All-Pure Chemical Northwest, Inc.....................   Washington
     Imperial West Chemical Co..............................     Nevada
     Pioneer Chlor Alkali Company, Inc......................    Delaware
       Black Mountain Power Company.........................      Texas
       G.O.W. Corporation...................................     Nevada
       Pioneer Chlor Alkali International, Inc..............    Barbados
       PCI Chemicals Canada Inc.............................  New Brunswick
       PCI Carolina, Inc....................................    Delaware
Pioneer Water Technologies, Inc.............................    Delaware
  KWT Holdings, Inc.........................................    Delaware
     Kemwater North America Company(1)......................    Delaware
       KWT, Inc.(2).........................................    Delaware

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(1) Each of KWT Holdings, Inc. and Imperial West Chemical Co. own fifty percent of the outstanding voting stock of Kemwater North America Company.

(2) KWT, Inc. does business under the tradename "Kemwater".